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                                                                     EXHIBIT 3.7


                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                     DIVISION OF RPORATIONS
                                                     FILED 09:00 AM - 08/18/1998

                                   CERTIFICATE

                       FOR RENEWAL AND REVIVAL OF CHARTER

                                       OF

                              IHS OF VIRGINIA, INC.




         IHS OF VIRGINIA, INC., a corporation organized under the laws of the State of Delaware, the Certificate of Incorporation of which was filed in the Office of the Secretary of State on the third day of July A.D. 1996, the charter of which was voided for nonpayment of taxes, now desires to procure a restroation, renewal and rvival of its charter, and hereby certifies as follows:

         1. The name of this Corporation is:

                              IHS OF VIRGINIA, INC.

         2. Its registered office in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent is THE COMPANY CORPORATION.

         3. The date when the restoration, renewal and revival of the charter of this company is to commence is the twenty-eighth day of February, A.D., 1998, same begin prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         4. This corporation was duly organized and carried on the business authorized by its charter until the first day of March, A.D., 1998, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of General Corporation Law of the State of Delaware, as amended, IHS OF VIRGINIA, INC. has caused this Certificate to be signed by Alan W. Grote, President, this 13th day of August A.D. 1998.




                                    /s/  Alan W. Grofe
                                    -----------------------------
                                            Authorized Officer



EXHIBIT 3.7